UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2012

CHENIERE ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-33366	20-5913059
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Vincent Pagano, Jr. was appointed to the Board of Directors (the “Board”) of Cheniere Energy Partners GP, LLC, the general partner (the “General Partner”) of Cheniere Energy Partners, L.P. (the “Partnership”), effective as of December 7, 2012. Mr. Pagano's appointment to the Board was made pursuant to the rights of Cheniere LNG Holdings, LLC under the Third Amended and Restated Limited Liability Company Agreement (the “Amended LLC Agreement”) of the General Partner to appoint certain directors to the Board. In connection with the appointment of Mr. Pagano and pursuant to the terms of the Amended LLC Agreement, Michael E. Bock was removed as a member of the Board.

Upon his appointment to the Board, Mr. Pagano became entitled to compensation payable to non-management directors elected to the Board. The components of the General Partner's non-management director compensation are set forth in the Partnership's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2012. As part of his non-management director compensation, on December 7, 2012, Mr. Pagano received an award of 12,000 phantom units pursuant to the terms of the Partnership's Long-Term Incentive Plan. Mr. Pagano will also receive a prorated portion of the $50,000 annual cash fee payable to non-management directors of the Board for 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.

Date: December 13, 2012	By:	CHENIERE ENERGY PARTNERS GP, LLC,
its general partner

	By:	/s/ Meg A. Gentle
	Name:	Meg. A. Gentle
	Title:	Senior Vice President and
Chief Financial Officer